Exhibit 99.1

NEWS RELEASE	Contact:	Derek Gaertner
For Immediate Release		580 2nd Street, Suite 102
Encinitas, CA 92024
(760) 479-5075

MACC Private Equities Inc.
2009 Annual Meeting of  Shareholders

ENCINITAS, CALIFORNIA — (July 20, 2009) — At the annual meeting of shareholders on July 14, 2009, the shareholders of MACC Private Equities Inc. (NASDAQ Capital Market: MACC) re-elected four current directors to MACC’s Board of Directors for one-year terms: Michael W. Dunn, James W. Eiler, Gordon J. Roth and Geoffrey T. Woolley.  The shareholders also ratified the appointment of KPMG LLP as independent auditors for MACC for the fiscal year ending September 30, 2009.

MACC is a business development company in the business of making investments in small businesses in the United States.  MACC common stock is traded on the Nasdaq Capital Market under the symbol “MACC.”

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “1995 Act”).  Such statements are made in good faith by MACC  pursuant to the safe-harbor provisions of the 1995 Act, and are identified as including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language.  In connection with these safe-harbor provisions, MACC has identified in its Annual Report to Shareholders for the fiscal year ended September 30, 2008, important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of MACC, including, without limitation, the high risk nature of MACC’s portfolio investments, the effects of general economic conditions on MACC’s portfolio companies and the ability to obtain future funding, any failure to achieve annual investment level objectives, changes in prevailing market interest rates, and contractions in the markets for corporate acquisitions and initial public offerings.  MACC further cautions that such factors are not exhaustive or exclusive.  MACC does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of MACC.

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